Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48318, 333-48326 and 333-57926) and Form S-3 (No. 333-85494) of Docent Inc. of our report dated January 31, 2001 relating to the consolidated financial statements, which appears in this Form 10-K/A.

/S/     PRICEWATERHOUSECOOPERS LLP

San Jose, California

February 9, 2004